EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of iBasis, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: October  [●], 2007

KONINKLIJKE KPN N.V.,
by
/s/ A. J. Scheepbouwer
Name: A. J. Scheepbouwer
Title: Chairman of the Board

KPN B.V.,
by: KONINKLIJKE KPN N.V., its sole director
/s/ A. J. Scheepbouwer
Name: A. J. Scheepbouwer
Title: Chairman of the Board

11